             SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED MAY 24, 2002
                     TO PROSPECTUS DATED FEBRUARY 21, 2002




                    WaMu Mortgage Pass-Through Certificates,
                                Series 2002-AR6

                  Washington Mutual Mortgage Securities Corp.
                         Depositor and Master Servicer



   This supplement relates to the offering of a portion of the Washington Mutual Mortgage Pass-Through Certificates, Series 2002-AR6, Class A Certificates. The Class A Certificates were issued on May 29, 2002. In connection with their issuance, a substantial percentage of the Class A Certificates was purchased by Washington Mutual Bank, FA, an affiliate of Washington Mutual Mortgage Securities Corp. This supplement has been prepared in connection with the sale of those certificates (the "currently offered certificates"), in a continuation of the public offering by which the Class A Certificates are being sold by Washington Mutual Mortgage Securities Corp., and includes information relating to the currently offered certificates immediately after the Distribution Date in September 2003.

   The Certificate Principal Balance of the currently offered certificates immediately after the Distribution Date in September 2003 is $463,814,751.

   The first Distribution Date applicable to investors who have purchased the currently offered certificates pursuant to this supplement will be November 25, 2003.

   Unless otherwise indicated, all capitalized terms used herein shall have the meanings given to them in the prospectus and prospectus supplement.

This supplement may be used to offer and sell the certificates offered hereby only if accompanied by the prospectus and the prospectus supplement referred to above.



                                  Underwriter

                            Bear, Stearns & Co. Inc.


                The date of this supplement is October 16, 2003.

                                  RISK FACTOR


The Mortgage Loans Underlying the                   As of September 15, 2003,
Certificates Have Prepaid at a High Rate            the mortgage loans
                                                    underlying the
                                                    certificates have prepaid
                                                    at a rate equal to 26.30%
                                                    per annum. Since the
                                                    issuance of the
                                                    certificates on May 29,
                                                    2002, a total of 608 of
                                                    the 1,893 mortgage loans
                                                    underlying the
                                                    certificates as of the
                                                    date of issuance have been
                                                    prepaid in full or
                                                    liquidated and are no
                                                    longer included in the
                                                    mortgage pool. Higher than
                                                    expected prepayment rates
                                                    could result in a lower
                                                    than expected yield to
                                                    maturity on any class of
                                                    certificates purchased at
                                                    a premium.


                         DESCRIPTION OF THE MORTGAGE POOL

   The following sets forth information relating to the mortgage pool as of September 15, 2003 (the "Supplemental Reference Date"):

   As of the Supplemental Reference Date, the mortgage pool consisted of 1,285 mortgage loans that had an aggregate principal balance of approximately $636,381,072.05.

   The aggregate principal balance of the mortgage loans as of the Supplemental Reference Date was equal to approximately 65.2% of the aggregate principal balance of the mortgage loans as of the Cut-Off Date.

   The mortgage loans underlying the certificates have prepaid at a rate equal to 26.30% per annum. A total of 608 of the 1,893 mortgage loans underlying the certificates as of the date of issuance have been prepaid in full or liquidated and are no longer included in the mortgage pool.

   No losses have been allocated to the Class B-6 Certificates.

   As of the Supplemental Reference Date, the weighted average remaining term to maturity of the mortgage loans was 343 months.

   Approximately 1.4% (by aggregate principal balance as of the Supplemental Reference Date) of the mortgage loans were delinquent by one month. Approximately 0.2% (by aggregate principal balance as of the Supplemental Reference Date) of the mortgage loans were delinquent by two months or more, were in foreclosure or were held by mortgagors who were in bankruptcy.

   See Appendix B to this supplement for a detailed description of the mortgage loans as of the Supplemental Reference Date.

                          DESCRIPTION OF THE CERTIFICATES

   Immediately after the Distribution Date in September 2003, the Senior Certificates comprised approximately 93.93%, the Senior Subordinate Certificates comprised approximately 4.55%, and the Junior Subordinate Certificates comprised approximately 1.52%, of the aggregate principal balance of the mortgage loans as of the Supplemental Reference Date.

   Immediately after the Distribution Date in September 2003, the Class Principal Balance of each class of certificates was as follows:


                                                                                      Class Principal
                     Class                                                                Balance
                      -----                                                               -------
                     A............................................................     $597,751,154
                     B-1..........................................................       14,486,076
                     B-2..........................................................        7,243,038
                     B-3..........................................................        7,243,038
                     B-4..........................................................        2,897,413
                     B-5..........................................................        2,897,413
                     B-6..........................................................        3,862,938
                     R............................................................                0


                   DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

   The following table contains information, as reported to Washington Mutual Mortgage Securities Corp. by its various servicers, concerning recent delinquency, loss and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of Washington Mutual Mortgage Securities Corp.'s mortgage pass-through certificates in which one or more classes of certificates were publicly offered.

   There can be no assurance that the delinquency, loss and foreclosure experience shown in the following table (which includes mortgage loans with various terms to stated maturity and a variety of payment characteristics, such as balloon loans and buydown loans) will be representative of the results that may be experienced for the mortgage loans included in the Trust. Delinquencies, losses and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying Washington Mutual Mortgage Securities Corp.'s mortgage pass-through certificates have been recently originated, the current level of delinquencies, losses and foreclosures may not be representative of the levels that may be experienced over the lives of those mortgage loans.


                                                   At or for the year           At or for the year          At or for the quarter
                                                          ended                        ended                        ended
                                                    December 31, 2001            December 31, 2002              June 30, 2003
                                                -------------------------    -------------------------    -------------------------
                                                              By Dollar                    By Dollar                    By Dollar
                                                              Amount of                    Amount of                    Amount of
                                               By No. of        Loans       By No. of        Loans        By No. of       Loans
                                                 Loans      (In Millions)     Loans      (In Millions)      Loans     (In Millions)
                                                 -----      -------------     -----      -------------      -----     -------------
Total Rated Mortgage Pass-Through
  Certificate Portfolio.....................    110,236       $30,674.1      122,709       $47,538.8       117,074      $49,137.4
Average Balance(1) .........................    105,313        25,446.2      117,878        39,918.7       121,842       49,702.5
Period of Delinquency(2)
   31 to 59 days............................      2,840           605.0        2,406           667.7         1,803          502.6
   60 to 89 days............................        740           140.8          552           129.8           414           92.8
   90 days or more..........................        885           167.0          406            88.4           376           86.4
                                                -------       ---------      -------       ---------       -------      ---------
Total Delinquent Loans .....................      4,465       $   912.8        3,364       $   885.9         2,593      $   681.7
Delinquency Rate ...........................       4.05%           2.98%        2.74%           1.86%         2.21%          1.39%
Foreclosures(3) ............................        790       $   135.0        1,089       $   197.3         1,000      $   184.3
Foreclosure Ratio(4) .......................       0.72%           0.44%        0.89%           0.42%         0.85%          0.38%
Covered Losses(5) ..........................                  $     8.8                    $    17.3                    $    10.4
Applied Losses(6) ..........................                  $     8.5                    $    16.5                    $     9.5


Note: Due to rounding, totals may not equal sum of line items.

                                                       (footnotes on next page)

(1) Average balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.
(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.
(3) Includes mortgage loans for which foreclosure proceedings had been instituted or for which the related property had been acquired as of the dates indicated.
(4) Foreclosures as a percentage of total mortgage loans at the end of each period.
(5) Covered losses are gross losses (as defined below) realized during the period indicated that were covered by credit enhancements obtained or established for one or more pools of mortgage loans, exclusive of any insurance (such as primary mortgage insurance or ordinary hazard insurance) that was available for specific mortgage loans or mortgaged properties. "Gross losses" are the sum for each mortgage loan liquidated during the applicable period of the difference between (a) the sum of the outstanding principal balance plus accrued interest, plus all liquidation expenses related to the mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, including insurance (such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged property.
(6) Applied losses are covered losses that were applied against the outstanding principal balance of the mortgage pass-through certificates during the period indicated.

                      YIELD AND PREPAYMENT CONSIDERATIONS

   For purposes of the tables in Appendix A to this supplement, it is assumed that the mortgage loans have the characteristics set forth in Appendix B to this supplement and that:

      o One-Year MTA remains constant at 1.206%;

      o the servicing fee and the master servicing remain constant;

      o after the first adjustment to the monthly payment for each mortgage loan, subsequent adjustments to the monthly payment will be made once every twelve months thereafter;

      o the Payment Cap for each mortgage loan is 7.500%;

      o the rate floor for each mortgage loan is equal to its Margin;

      o there are no limitations on the adjustment of the mortgage interest rates on the mortgage loans other than the Rate Ceilings and rate floors;

      o scheduled payments on all mortgage loans are received on the first day of each month beginning October 1, 2003;

      o any Payoffs on the mortgage loans are received on the last day of each month beginning in September 2003 and include 30 days of interest;

      o there are no defaults or delinquencies on the mortgage loans;

      o an optional termination of the Trust does not occur;

      o there are no partial prepayments on the mortgage loans and prepayments are computed after giving effect to scheduled payments received on the following day;

      o the mortgage loans prepay at the indicated constant percentages of the CPR;

      o the date of issuance for the certificates is September 25, 2003;

      o cash distributions are received by the certificateholders on the 25th day of each month when due, beginning on October 25, 2003; and

      o the scheduled monthly payments for each mortgage loan are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term such that each mortgage loan will fully amortize on its maturity date.

                             METHOD OF DISTRIBUTION


   All of the currently offered certificates are being sold by Bear, Stearns & Co. Inc., as the underwriter. [An underwriting agreement between Washington Mutual Mortgage Securities Corp. and the underwriter governs the sale of the currently offered certificates.] The underwriter purchased the currently offered certificates from Washington Mutual Bank, FA, an affiliate of Washington Mutual Mortgage Securities Corp., at a price of approximately 100.15% of the aggregate principal balance of the currently offered certificates. The underwriter will distribute the currently offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the currently offered certificates paid by the underwriter and the proceeds from the sale of the currently offered certificates realized by the underwriter will constitute underwriting discounts and commissions.

   Washington Mutual Mortgage Securities Corp. has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

                                                                    APPENDIX A+

                 Percent of Class Principal Balance Outstanding
             At Various Percentages of the Constant Prepayment Rate


                                                        Class A
                                       -----------------------------------------
Distribution Date                      10%     15%    20%     25%    30%     40%
-----------------                      ---     ---    ---     ---    ---     ---
September 25, 2003.................     100%   100%    100%   100%    100%   100%
September 25, 2004.................      88     82      77     72      67     57
September 25, 2005.................      76     68      60     52      45     33
September 25, 2006.................      67     56      47     38      31     19
September 25, 2007.................      59     47      37     28      21     11
September 25, 2008.................      51     39      28     20      14      7
September 25, 2009.................      45     32      22     15      10      4
September 25, 2010.................      39     26      17     11       7      2
September 25, 2011.................      34     22      13      8       5      1
September 25, 2012.................      30     18      10      6       3      1
September 25, 2013.................      26     15       8      4       2      0
September 25, 2014.................      22     12       6      3       1      0
September 25, 2015.................      19     10       5      2       1      0
September 25, 2016.................      17      8       4      2       1      0
September 25, 2017.................      14      6       3      1       0      0
September 25, 2018.................      12      5       2      1       0      0
September 25, 2019.................      10      4       2      1       0      0
September 25, 2020.................       9      3       1      0       0      0
September 25, 2021.................       7      3       1      0       0      0
September 25, 2022.................       6      2       1      0       0      0
September 25, 2023.................       5      2       0      0       0      0
September 25, 2024.................       4      1       0      0       0      0
September 25, 2025.................       3      1       0      0       0      0
September 25, 2026.................       2      1       0      0       0      0
September 25, 2027.................       2      0       0      0       0      0
September 25, 2028.................       1      0       0      0       0      0
September 25, 2029.................       1      0       0      0       0      0
September 25, 2030.................       0      0       0      0       0      0
September 25, 2031.................       0      0       0      0       0      0
September 25, 2032.................       0      0       0      0       0      0
September 25, 2033.................       0      0       0      0       0      0
September 25, 2034.................       0      0       0      0       0      0
September 25, 2035.................       0      0       0      0       0      0
September 25, 2036.................       0      0       0      0       0      0
September 25, 2037.................       0      0       0      0       0      0
September 25, 2038.................       0      0       0      0       0      0
September 25, 2039.................       0      0       0      0       0      0
September 25, 2040.................       0      0       0      0       0      0
September 25, 2041.................       0      0       0      0       0      0
Weighted Average Life (in Years)(1)    7.05   5.16    3.96   3.16    2.60   1.85

---------------
 + The following tables have been prepared based on the assumptions described in this prospectus supplement under "Yield and Prepayment Considerations" (including the assumptions regarding the characteristics and performance of the mortgage loans which differ from the actual characteristics and performance) and should be read in conjunction with that section. In particular, those assumptions include a weighted average maturity of the mortgage loans, which include some mortgage loans with a remaining maturity of up to 40 years.
(1)The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

                                                                     APPENDIX B


                Mortgage Interest Rates of the Mortgage Loans
 -----------------------------------------------------------------------------
                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                                 Mortgage         Aggregate
                                 Number of   Loans as of the      Principal
      Mortgage Interest          Mortgage      Supplemental     Balance of all
           Rate (%)                Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
3.379........................          2     $    741,750.95          0.12%
3.399........................          1          309,735.46          0.05
3.429........................         21       10,182,479.37          1.60
3.439........................          1          319,913.63          0.05
3.529........................         30       13,181,999.01          2.07
3.579........................         26       12,414,610.17          1.95
3.629........................         48       23,760,717.68          3.73
3.659........................          1        1,277,774.63          0.20
3.679........................         90       42,837,638.17          6.73
3.699........................          1          835,113.50          0.13
3.719........................          1          692,512.11          0.11
3.729........................         73       34,930,676.53          5.49
3.749........................          1          382,474.22          0.06
3.769........................          1          408,295.28          0.06
3.779........................        246      119,286,390.54         18.74
3.819........................          2        1,078,767.96          0.17
3.829........................         19        8,909,114.80          1.40
3.869........................          2        1,817,377.48          0.29
3.879........................        366      187,551,938.80         29.47
3.919........................          8        4,740,885.10          0.74
3.929........................         14        5,964,301.01          0.94
3.959........................          1          531,720.76          0.08
3.979........................         64       36,008,940.88          5.66
4.019........................          1          472,774.59          0.07
4.029........................         70       37,562,817.84          5.90
4.049........................          2        1,013,644.73          0.16
4.079........................          4        2,080,360.26          0.33
4.099........................          1          372,192.10          0.06
4.129........................        118       57,007,912.54          8.96
4.179........................          7        2,181,252.45          0.34
4.199........................          1          376,611.79          0.06
4.229........................         24       11,344,453.59          1.78
4.269........................          1          709,111.06          0.11
4.279........................          9        3,260,322.98          0.51
4.329........................         13        5,904,699.14          0.93
4.379........................          4        1,465,611.61          0.23
4.419........................          2          706,074.37          0.11
4.429........................          4        1,523,940.97          0.24
4.479........................          2        1,044,821.94          0.16
4.549........................          1          313,810.26          0.05
4.579........................          2          875,531.79          0.14
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======



           Years of Initial Monthly Payments of the Mortgage Loans
 -----------------------------------------------------------------------------
                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                                 Mortgage         Aggregate
                                 Number of   Loans as of the      Principal
       Year of Initial           Mortgage      Supplemental     Balance of all
       Monthly Payment             Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
2001.........................         99     $ 48,246,720.91          7.58%
2002.........................      1,186      588,134,351.14         92.42
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======




                 Pass-Through Rates of the Mortgage Loans
 -------------------------------------------------------------------------
                                    Aggregate
                                    Principal                   Weighted
                                 Balance of the    Weighted      Average
                                    Mortgage        Average     Scheduled
           Range of              Loans as of the   Mortgage     Remaining
         Pass-Through             Supplemental     Interest       Term
          Rates (%)              Reference Date      Rates     (In Months)
 -------------------------------------------------------------------------
2.751-3.000..................    $636,381,072.05     3.864%        343
                                 ---------------     -----         ---
                                 $636,381,072.05     3.864%*       343*
                                 ===============

* Represents a weighted average of all the mortgage loans.

   As of the Supplemental Reference Date, the Pass-Through Rate for the mortgage loans was 2.779% per annum.


              Original Principal Balances of the Mortgage Loans
 -----------------------------------------------------------------------------
                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                              Mortgage Loans      Aggregate
                                 Number of      as of the         Principal
      Range of Original          Mortgage      Supplemental     Balance of all
      Principal Balances           Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
$  300,001-  350,000.........        237     $ 75,620,721.35         11.88%
$  350,001-  400,000.........        251       92,010,119.54         14.46
$  400,001-  450,000.........        161       67,517,020.40         10.61
$  450,001-  500,000.........        155       72,658,031.22         11.42
$  500,001-  550,000.........        102       52,813,297.87          8.30
$  550,001-  600,000.........        106       59,484,977.42          9.35
$  600,001-  650,000.........         86       53,696,046.64          8.44
$  650,001-  700,000.........         57       37,613,699.63          5.91
$  700,001-  750,000.........         43       30,477,532.76          4.79
$  750,001-  800,000.........          5        3,905,299.00          0.61
$  800,001-  850,000.........         10        8,229,788.30          1.29
$  850,001-  900,000.........          1          892,595.34          0.14
$  900,001-  950,000.........          5        4,615,044.04          0.73
$  950,001-1,000,000 ........         21       20,542,467.89          3.23
$1,000,001-1,050,000.........          5        5,011,970.89          0.79
$1,050,001-1,100,000.........          6        6,436,522.79          1.01
$1,100,001-1,150,000.........          4        4,482,817.91          0.70
$1,150,001-1,200,000.........          3        3,506,701.50          0.55
$1,200,001-1,250,000.........          1        1,226,415.75          0.19
$1,250,001-1,300,000.........          6        7,524,595.73          1.18
$1,300,001-1,350,000.........          5        6,648,678.77          1.04
$1,350,001-1,400,000.........          3        4,021,476.24          0.63
$1,400,001-1,450,000.........          2        2,826,297.84          0.44
$1,450,001-1,500,000.........         10       14,618,953.23          2.30
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======


   As of the Supplemental Reference Date, the principal balances of the mortgage loans ranged from approximately $56,841 to $1,492,642 with an average of approximately $495,238.


              Current Loan-to-Value Ratios of the Mortgage Loans
  ----------------------------------------------------------------------------
                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                                 Mortgage         Aggregate
           Current               Number of   Loans as of the      Principal
         Loan-to-Value           Mortgage      Supplemental     Balance of all
           Ratio (%)               Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
60.00 or less................        271     $149,441,101.68         23.48%
60.01-70.00..................        270      145,026,220.84         22.79
70.01-75.00..................        297      141,246,002.24         22.20
75.01-80.00..................        429      193,687,973.60         30.44
80.01-85.00..................          2          769,697.19          0.12
85.01-90.00..................         16        6,210,076.50          0.98
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======


   At origination, the weighted average loan-to-value ratio of the mortgage loans was approximately 68.5%. As of the Supplemental Reference Date, the weighted average loan-to-value ratio of the mortgage loans was approximately 67.1%.

          Types of Mortgaged Properties Securing of the Mortgage Loans
-------------------------------------------------------------------------------


                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                                 Mortgage         Aggregate
                                 Number of   Loans as of the      Principal
                                 Mortgage      Supplemental     Balance of all
        Property Type              Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
Single Family Detached.......      1,145     $573,066,812.56         90.05%
Duplex.......................         25       12,583,114.53          1.98
Triplex......................          4        2,417,713.65          0.38
Fourplex.....................          5        2,904,494.33          0.46
Condominium..................        106       45,408,936.98          7.14
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======



            Geographic Distribution by State of the Mortgage Loans
  ----------------------------------------------------------------------------
                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                                 Mortgage         Aggregate
                                 Number of   Loans as of the      Principal
                                 Mortgage      Supplemental     Balance of all
            State                  Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
Arizona......................         22     $ 11,243,696.73          1.77%
California...................        770      381,597,362.56         59.96
Colorado.....................         53       24,320,288.77          3.82
Connecticut..................         20       10,154,537.66          1.60
Delaware.....................          1          396,489.62          0.06
District of Columbia.........          1          547,030.16          0.09
Florida......................         84       42,562,236.67          6.69
Georgia......................          9        6,380,513.35          1.00
Idaho........................          2          876,100.05          0.14
Illinois.....................         37       17,172,541.39          2.70
Indiana......................          2          974,978.66          0.15
Maryland.....................         17        9,446,518.66          1.48
Massachusetts................         27       12,514,381.84          1.97
Michigan.....................         33       16,028,877.57          2.52
Minnesota....................         13        6,569,012.09          1.03
Missouri.....................          8        4,434,620.95          0.70
Montana......................          1          358,165.94          0.06
Nevada.......................         11        5,567,825.92          0.87
New Jersey...................         23       11,635,714.88          1.83
New York.....................         24       11,819,597.77          1.86
North Carolina...............         10        4,598,637.87          0.72
Ohio.........................          5        2,493,929.43          0.39
Oregon.......................          9        3,555,429.14          0.56
Pennsylvania.................         15        7,663,365.74          1.20
Rhode Island.................          3        1,182,254.02          0.19
South Carolina...............          2        1,269,920.61          0.20
Texas........................         14        6,455,952.19          1.01
Utah.........................          6        2,918,285.43          0.46
Virginia.....................         10        4,847,678.16          0.76
Washington...................         53       26,795,128.22          4.21
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======


   As of the Supplemental Reference Date, no more than approximately 1.0% of the mortgage loans will be secured by mortgaged properties in any one California zip code area, and no more than approximately 0.6% of the mortgage loans will be secured by mortgaged properties in any single zip code area outside of California.



                    Interest Rate Floor of the Mortgage Loans
  ----------------------------------------------------------------------------
                                                 Aggregate
                                                 Principal        Percentage
                                              Balance of the        of the
                                                 Mortgage          Aggregate
                                 Number of    Loans as of the      Principal
                                  Mortgage     Supplemental     Balance of the
     Interest Rate Floor (%)       Loans      Reference Date    Mortgage Loans
  ----------------------------------------------------------------------------
2.000........................          2      $    741,750.95         0.12%
2.020........................          1           309,735.46         0.05
2.050........................         21        10,182,479.37         1.60
2.060........................          1           319,913.63         0.05
2.150........................         30        13,181,999.01         2.07
2.200........................         26        12,414,610.17         1.95
2.250........................         48        23,760,717.68         3.73
2.280........................          1         1,277,774.63         0.20
2.300........................         90        42,837,638.17         6.73
2.320........................          1           835,113.50         0.13
2.340........................          1           692,512.11         0.11
2.350........................         73        34,930,676.53         5.49
2.370........................          1           382,474.22         0.06
2.390........................          1           408,295.28         0.06
2.400........................        246       119,286,390.54        18.74
2.440........................          2         1,078,767.96         0.17
2.450........................         19         8,909,114.80         1.40
2.490........................          2         1,817,377.48         0.29
2.500........................        366       187,551,938.80        29.47
2.540........................          8         4,740,885.10         0.74
2.550........................         14         5,964,301.01         0.94
2.580........................          1           531,720.76         0.08
2.600........................         64        36,008,940.88         5.66
2.640........................          1           472,774.59         0.07
2.650........................         70        37,562,817.84         5.90
2.670........................          2         1,013,644.73         0.16
2.700........................          4         2,080,360.26         0.33
2.720........................          1           372,192.10         0.06
2.750........................        118        57,007,912.54         8.96
2.800........................          7         2,181,252.45         0.34
2.820........................          1           376,611.79         0.06
2.850........................         24        11,344,453.59         1.78
2.890........................          1           709,111.06         0.11
2.900........................          9         3,260,322.98         0.51
2.950........................         13         5,904,699.14         0.93
3.000........................          4         1,465,611.61         0.23
3.040........................          2           706,074.37         0.11
3.050........................          4         1,523,940.97         0.24
3.100........................          2         1,044,821.94         0.16
3.170........................          1           313,810.26         0.05
3.200........................          2           875,531.79         0.14
                                   -----      ---------------       ------
 Total.......................      1,285      $636,381,072.05       100.00%
                                   =====      ===============       ======



                     Original Terms of the Mortgage Loans
  ----------------------------------------------------------------------------
                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                                 Mortgage         Aggregate
                                 Number of   Loans as of the      Principal
          Loan Term              Mortgage      Supplemental     Balance of all
          (In Months)              Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
180..........................          2     $  1,031,911.22          0.16%
360..........................      1,270      629,492,483.87         98.92
480..........................         13        5,856,676.96          0.92
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======


                Scheduled Maturity Years of the Mortgage Loans
 -----------------------------------------------------------------------------
                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                                 Mortgage         Aggregate
                                 Number of   Loans as of the      Principal
                                 Mortgage      Supplemental     Balance of all
       Year of Maturity            Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
2017.........................          2     $  1,031,911.22          0.16%
2031.........................        195       95,245,560.17         14.97
2032.........................      1,075      534,246,923.70         83.95
2041.........................          2          656,652.53          0.10
2042.........................         11        5,200,024.43          0.82
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======


   The weighted average remaining term of the mortgage loans as of the Supplemental Reference Date is approximately 343 months.

   The latest scheduled maturity of any of the mortgage loans is May 2042.


              Documentation Program Types of the Mortgage Loans
  ----------------------------------------------------------------------------
                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                                 Mortgage         Aggregate
                                 Number of   Loans as of the      Principal
  Loan Documentation Program     Mortgage      Supplemental     Balance of all
             Type                  Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
Full Documentation...........        437     $205,851,585.92         32.35%
Reduced Documentation........        848      430,529,486.13         67.65
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======


   As of the Supplemental Reference Date, the weighted average loan-to-value ratio of the mortgage loans originated under a reduced documentation program was approximately 65.3%.


                        Purpose of the Mortgage Loans
  ----------------------------------------------------------------------------
                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                                 Mortgage         Aggregate
                                 Number of   Loans as of the      Principal
                                 Mortgage      Supplemental     Balance of all
       Purpose of Loan             Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
Purchase Loans...............        402     $186,773,232.28         29.35%
Rate/Term Refinances.........        242      122,760,922.63         19.29
Cash Out Refinances..........        641      326,846,917.14         51.36
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======



                    Occupancy Status of the Mortgage Loans
  ----------------------------------------------------------------------------
                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                                 Mortgage         Aggregate
                                 Number of   Loans as of the      Principal
                                 Mortgage      Supplemental     Balance of all
       Occupancy Status            Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
Owner Occupied...............      1,186     $591,943,699.43         93.02%
Owner Occupied-2nd Home......         68       33,529,652.90          5.27
Non-Owner Occupied...........         31       10,907,719.72          1.71
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======




               Credit Score Distribution of the Mortgage Loans
  ----------------------------------------------------------------------------
                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                                 Mortgage         Aggregate
                                 Number of   Loans as of the      Principal
                                 Mortgage      Supplemental     Balance of all
         Credit Score              Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
620-639......................         40     $ 20,309,327.42          3.19%
640-659......................         53       26,018,423.81          4.09
660-679......................         66       31,713,178.47          4.98
680-699......................        287      151,435,639.23         23.80
700-719......................        250      123,317,981.24         19.38
720-739......................        199       98,025,942.22         15.40
740-759......................        167       82,479,150.17         12.96
760-779......................        140       64,095,556.45         10.07
780-799......................         71       34,203,341.14          5.37
800 or greater...............         12        4,782,531.90          0.75
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======



                        Margins of the Mortgage Loans
  ----------------------------------------------------------------------------
                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                                 Mortgage         Aggregate
                                 Number of   Loans as of the      Principal
                                 Mortgage      Supplemental     Balance of the
          Margin (%)               Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
2.000........................          2     $    741,750.95          0.12%
2.020........................          1          309,735.46          0.05
2.050........................         21       10,182,479.37          1.60
2.060........................          1          319,913.63          0.05
2.150........................         30       13,181,999.01          2.07
2.200........................         26       12,414,610.17          1.95
2.250........................         48       23,760,717.68          3.73
2.280........................          1        1,277,774.63          0.20
2.300........................         90       42,837,638.17          6.73
2.320........................          1          835,113.50          0.13
2.340........................          1          692,512.11          0.11
2.350........................         73       34,930,676.53          5.49
2.370........................          1          382,474.22          0.06
2.390........................          1          408,295.28          0.06
2.400........................        246      119,286,390.54         18.74
2.440........................          2        1,078,767.96          0.17
2.450........................         19        8,909,114.80          1.40
2.490........................          2        1,817,377.48          0.29
2.500........................        366      187,551,938.80         29.47
2.540........................          8        4,740,885.10          0.74
2.550........................         14        5,964,301.01          0.94
2.580........................          1          531,720.76          0.08
2.600........................         64       36,008,940.88          5.66
2.640........................          1          472,774.59          0.07
2.650........................         70       37,562,817.84          5.90
2.670........................          2        1,013,644.73          0.16
2.700........................          4        2,080,360.26          0.33
2.720........................          1          372,192.10          0.06
2.750........................        118       57,007,912.54          8.96
2.800........................          7        2,181,252.45          0.34
2.820........................          1          376,611.79          0.06
2.850........................         24       11,344,453.59          1.78
2.890........................          1          709,111.06          0.11
2.900........................          9        3,260,322.98          0.51
2.950........................         13        5,904,699.14          0.93
3.000........................          4        1,465,611.61          0.23
3.040........................          2          706,074.37          0.11
3.050........................          4        1,523,940.97          0.24
3.100........................          2        1,044,821.94          0.16
3.170........................          1          313,810.26          0.05
3.200........................          2          875,531.79          0.14
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======


          First Interest Rate Adjustment Date of the Mortgage Loans
  ----------------------------------------------------------------------------
                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                                 Mortgage         Aggregate
                                 Number of   Loans as of the      Principal
                                 Mortgage      Supplemental     Balance of all
          Month/Year               Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
09/2001......................          5     $  2,413,496.40          0.38%
10/2001......................          9        3,762,413.84          0.59
11/2001......................          2          810,186.13          0.13
12/2001......................         76       37,144,595.95          5.84
01/2002......................         92       44,885,172.42          7.05
02/2002......................        119       58,774,626.24          9.24
03/2002......................        178       86,366,695.22         13.57
04/2002......................        186       95,717,788.30         15.04
05/2002......................        288      139,491,855.46         21.92
06/2002......................        252      125,740,605.04         19.76
07/2002......................         42       22,228,246.66          3.49
08/2002......................         33       17,944,705.16          2.82
02/2003......................          1          330,124.22          0.05
05/2003......................          2          770,561.01          0.12
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======




                 Interest Rate Ceiling of the Mortgage Loans
 -----------------------------------------------------------------------------
                                                Aggregate
                                                Principal         Percentage
                                              Balance of the        of the
                                                 Mortgage         Aggregate
                                 Number of   Loans as of the      Principal
                                 Mortgage      Supplemental     Balance of all
       Ceiling Rate (%)            Loans      Reference Date    Mortgage Loans
 -----------------------------------------------------------------------------
9.950........................         33     $ 15,579,221.46          2.45%
10.350.......................          1          316,364.46          0.05
10.950.......................          7        3,823,393.86          0.60
11.700.......................          1          574,223.26          0.09
11.750.......................          1          602,574.98          0.09
11.950.......................      1,209      603,634,220.21         94.85
12.300.......................          1          411,069.42          0.06
12.350.......................         31       11,015,350.92          1.73
12.950.......................          1          424,653.48          0.07
                                   -----     ---------------        ------
 Total ......................      1,285     $636,381,072.05        100.00%
                                   =====     ===============        ======